SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant [ ]

Filed by a Party other than the Registrant[ X ]

Check the appropriate box:

[	]	Preliminary Proxy Statement
[	]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[	]	Definitive Proxy Statement
[	]	Definitive Additional Materials
[ X ]		Soliciting Material Under Rule 14a-12
S1 CORPORATION
(Name of Registrant as Specified in Its Charter)

STARBOARD VALUE AND OPPORTUNITY MASTER FUND LTD.

PARCHE, LLC

RCG AMBROSE MASTER FUND, LTD.

RCG HALIFAX FUND, LTD.

RAMIUS MASTER FUND, LTD.

ADMIRAL ADVISORS, LLC

RAMIUS ADVISORS, LLC

RAMIUS CAPITAL GROUP, L.L.C.
C4S & CO., L.L.C.

PETER A. COHEN

MORGAN B. STARK

JEFFREY M. SOLOMON

THOMAS W. STRAUSS

BARINGTON COMPANIES EQUITY PARTNERS, L.P.

BARINGTON COMPANIES INVESTORS, LLC

BARINGTON COMPANIES OFFSHORE FUND, LTD. (BVI)

BARINGTON INVESTMENTS, L.P.

BARINGTON COMPANIES ADVISORS, LLC

BARINGTON CAPITAL GROUP, L.P.

LNA CAPITAL CORP.

JAMES MITAROTONDA

ARCADIA PARTNERS, L.P.

ARCADIA CAPITAL MANAGEMENT, LLC

RICHARD ROFE

JEFFREY C. SMITH

JEFFREY D. GLIDDEN

WILLIAM J. FOX

EDWARD TERINO

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ X ]	No fee required.
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[    ]          Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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Starboard Value and Opportunity Master Fund Ltd. (“Starboard”), together with the other participants named herein, is filing material contained in this Schedule 14A with the Securities and Exchange Commission (“SEC”) under Rule 14a-12. Starboard, together with the other participants named herein, intends to make a preliminary filing with the SEC of a proxy statement and accompanying WHITE proxy card to be used to solicit votes for the election of its slate of director nominees and certain business proposals at the 2006 annual meeting of shareholders of S1 Corporation, a Delaware corporation.

Item 1: On April 6, 2006, Ramius Capital Group, L.L.C. issued the following press release.

FOR RELEASE

Contact: Dan Gagnier

Citigate Sard Verbinnen

(212) 687-8080

INVESTOR GROUP LED BY RAMIUS CAPITAL SEEKS CONTROL OF S1 CORPORATION BOARD;

PROPOSES BYLAW AMENDMENT TO INCREASE SIZE OF BOARD AND

NOMINATES SLATE OF DIRECTORS

_______________________________________________________________________

New York, April 6, 2006 – Ramius Capital Group, L.L.C. (“Ramius”) today disclosed in an amendment to its Schedule 13D filed with the Securities and Exchange Commission that it has nominated Jeffrey D. Glidden and Jeffrey C. Smith for election to S1 Corporation’s (NASDAQ: SONE) Board of Directors at the upcoming 2006 annual meeting of shareholders. Ramius also proposed certain amendments to S1 Corporation’s bylaws for consideration at the annual meeting.

If approved, the amendments would:

•	Allow only shareholders to fix the number of directors of the Company;
•	Expand the size of S1 Corporation’s Board by three seats;
•	Allow newly created directorships resulting from an increase in the size of the Board to be filled only by a vote of the shareholders; and
•	Allow shareholders holding at least one-tenth of S1 Corporation’s outstanding capital stock to call a special meeting of shareholders – a right which S1 Corporation recently removed from shareholders.

Subject to the adoption and effectiveness of the proposals to allow only shareholders to fix the number of directors of the Company and expand the Board, and allow shareholders to fill newly created vacancies, Ramius notified S1 Corporation of its intention to nominate director candidates for election at the 2006 annual meeting to fill the vacancies created by the increase in the size of the Board. The director candidates are Edward Terino, William J. Fox, and Richard S. Rofé.

Ramius also noted in its filing that it has received unsolicited calls from potential acquirers and/or agents for potential acquirers, both strategic and financial, who have expressed an interest in participating in a sale process relating to S1 Corporation. Ramius continues to believe that S1 Corporation’s shares are undervalued and that the best way to maximize shareholder value is through the sale of the Company.

About Ramius Capital Group, L.L.C.

Ramius Capital Group is a registered investment advisor that manages assets of approximately $7.3 billion in a variety of alternative investment strategies. Through the Starboard Value and Opportunity Master Fund Ltd. and Parche LLC, Ramius Capital Group invests primarily in the securities of U.S. public companies that are believed to be undervalued. Ramius Capital Group is headquartered in New York with offices located in London, Tokyo, Hong Kong, Munich, and Vienna.

CERTAIN INFORMATION CONCERNING PARTICIPANTS

Starboard Value and Opportunity Master Fund Ltd. (“Starboard”), together with the other Participants (as defined below), intends to make a preliminary filing with the Securities and Exchange Commission (“SEC”) of a proxy statement and accompanying WHITE proxy card to be used to solicit votes for the election of its slate of director nominees and certain business proposals at the 2006 annual meeting of shareholders of S1 Corporation, a Delaware corporation (the “Company”).

STARBOARD STRONGLY ADVISES ALL SHAREHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT WHEN IT IS AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY STATEMENT WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THE SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS’ PROXY SOLICITOR, MACKENZIE PARTNERS, INC., AT ITS TOLL-FREE NUMBER: (800) 322-2885 OR BY E-MAIL AT: PROXY@MACKENZIEPARTNERS.COM.

The participants in the proxy solicitation are anticipated to be Starboard Value and Opportunity Master Fund Ltd., Parche, LLC, RCG Ambrose Master Fund, Ltd., RCG Halifax Fund, Ltd., Ramius Master Fund Ltd., Admiral Advisors, LLC, Ramius Advisors, LLC, Ramius Capital Group, L.L.C., C4S & Co., L.L.C., Peter A. Cohen, Morgan B. Stark, Thomas W. Strauss, Jeffrey M. Solomon, Barington Companies Equity Partners, L.P., Barington Companies Investors, LLC, Barington Companies Offshore Fund, Ltd. (BVI), Barington Investments, L.P., Barington Companies Advisors, LLC, Barington Capital Group, L.P., LNA Capital Corp., James Mitarotonda, Arcadia Partners, L.P., Arcadia Capital Management, LLC, Richard Rofé, Jeffrey D. Glidden, Jeffrey C. Smith, William J. Fox and Edward Terino (collectively, the “Participants”).

INFORMATION REGARDING THE DIRECT OR INDIRECT INTERESTS, BY SECURITY HOLDINGS OR OTHERWISE, OF ALL THE PARTICIPANTS IN THE COMPANY IS AVAILABLE IN THE SCHEDULE 13D, JOINTLY FILED WITH THE SEC ON MARCH 30, 2006, AS SUBSEQUENTLY AMENDED ON MARCH 31, 2006 AND APRIL 6, 2006, A COPY OF WHICH IS AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT HTTP://WWW.SEC.GOV.

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